Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289251

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy, the Notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 4, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2025)

             Shares

Class A Common Stock

This prospectus supplement relates to the offer and short sale of             shares of our Class A common stock, par value $0.01 per share, by Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (the “Underwriters”), on behalf of themselves and/or their affiliates, to facilitate hedging transactions by certain investors (“Convertible Arbitrage Investors”) subscribing for our             % convertible senior notes due 2031 (the “Notes”) in a concurrent notes offering (the “Concurrent Notes Offering”), as described below.

The number of shares of Class A common stock subject to this offering is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire. We have been advised that the shares of Class A common stock sold by the Underwriters in this offering will be borrowed from non-affiliate third parties and will be: (x) purchased by the Underwriters from certain Convertible Arbitrage Investors who have sold them short to the Underwriters in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equal notional amount, in each case, with a view for the Underwriters to initially offer the shares of our Class A common stock to the public at a price of $             per share of our Class A common stock and to subsequently offer the shares of our Class A common stock for sale in one or more transactions on the Nasdaq Global Select Market (“Nasdaq”), in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. For further details, see “Summary — The Offering.”

We will not receive any proceeds from the sales by the Underwriters in this offering. No new shares of Class A common stock will be issued in this offering. You should read this prospectus supplement and accompanying base prospectus, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, carefully before you invest.

Concurrently with this offering, we are offering Notes in an aggregate principal amount of $300,000,000, plus up to an additional $45,000,000 aggregate principal amount of Notes that the underwriters of the Concurrent Notes Offering (the “Notes Underwriters”) have the option to purchase from us, solely to cover over-allotments. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes that we are offering in the Concurrent Notes Offering.

We will pay the Underwriters a fee of $             per share for the shares of our Class A common stock sold by them in this offering. See “Underwriting” for a description of the compensation payable to the Underwriters.

Unless otherwise stated or the context otherwise indicates, all references to “we,” “us,” “our,” and the “Company” or similar expressions refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis.

Our Class A common stock is listed on Nasdaq under the symbol “METC.” On November 3, 2025, the last reported sales price of our Class A common stock on Nasdaq was $27.87 per share.

Investing in shares of our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully consider the risks that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, each of which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Underwriters expect to deliver the shares of Class A common stock to purchasers in book-entry only form through the facilities of The Depository Trust Company on or about             , 2025, which will be the second business day after the initial trade date for the shares of Class A common stock being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers of shares of Class A common stock sold short in this offering who wish to trade such shares of Class A Common Stock before the business day before the settlement date must, because the shares of Class A common stock initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Book-Running Managers
Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is             , 2025

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to an automatic registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a shelf registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part contains an accompanying base prospectus relating to sales of securities by Ramaco Resources, Inc. and gives more general information about the Company, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have referred you. Neither we, the underwriters nor any of our or their representatives have authorized any other person to provide you with any information other than that contained in this prospectus supplement and the accompanying base prospectus (and any free writing prospectus prepared by us or on our behalf in connection with this offering). If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement and the accompanying base prospectus or contained in any document incorporated by reference herein and therein is accurate only as of their respective dates or such earlier date of any such information as may be stated therein, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference to such documents include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and our other filings with the SEC.

Forward-looking statements may include but are not limited to statements about:

•        the expected commercialization of rare earth elements and critical minerals operations;

•        identification and implementation of commercially feasible extraction processes, and establishment of pilot and commercial production extraction facilities;

•        anticipated coal and rare earth elements and critical mineral oxide production levels, costs, sales volumes, and revenue;

•        timing and ability to complete major capital projects;

•        economic conditions in the metallurgical coal, steel, and rare earth elements and critical mineral industries;

•        expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•        the availability of the equipment and components necessary to construct our pilot and commercial production extraction facilities;

•        estimated quantities or quality of our metallurgical coal reserves and rare earth element and critical mineral resources;

•        our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves or to fund the operations and growth of our business, including our rare earth elements and critical mineral operations;

•        maintenance, operating or other expenses or changes in the timing thereof;

•        the financial condition and liquidity of our customers;

•        competition in coal and rare earth elements and critical mineral markets;

•        the price and demand for metallurgical coal, thermal coal, and rare earth elements and critical mineral oxides;

•        compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•        potential legal proceedings and regulatory inquiries against us;

•        the impact of weather and natural disasters on plant construction, demand, production, and transportation;

•        purchases by major customers and our ability to renew sales contracts;

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•        credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•        geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

•        transportation availability, performance, and costs;

•        availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•        timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•        our ability to comply with certain debt covenants;

•        tax payments to be paid for the current fiscal year;

•        our expectations relating to dividend payments and our ability to make such payments;

•        the anticipated benefits and impacts of previous acquisitions;

•        the impacts of trade policy in the United States, China or other countries;

•        risks related to Russia’s invasion of Ukraine and the international community’s response;

•        our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

•        whether the estimates of rare earth element oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth element resources or reserves;

•        risks related to weakened global economic conditions and inflation;

•        risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets;

•        other risks identified in this prospectus supplement that are not historical;

•        the terms and completion of the Concurrent Notes Offering; and

•        the effect of the hedging activities related to the Concurrent Notes Offering on the market price of our shares of Class A common stock.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth element assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, are more fully described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports

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on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, respectively, each of which is incorporated by reference herein, and may be updated in this prospectus supplement and in filings we make with the SEC. These risks are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement, describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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RESERVE, RESOURCE AND OTHER MINE DISCLOSURES

This prospectus supplement includes and incorporates by reference various statements about our mineral reserves and resources relating to the Elk Creek Complex, Berwind Complex, Knox Creek Complex, Maben Complex and Brook Mine, which are derived, for the most part, from, and in some instances is an extract from, the technical report summaries prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with subpart 1300 of Regulation S-K. Under subpart 1300 of Regulation S-K, mineral resources may not be classified as “mineral reserves” unless the determination has been made by a qualified person that the indicated and measured mineral resources can be the basis of an economically viable project. You are specifically cautioned not to assume that any part or all of the mineral resources will ever be converted into mineral reserves, as defined by the SEC. You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources are estimates based on limited geological evidence and sampling and have a too high of a degree of uncertainty as to their existence to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Estimates of inferred mineral resources may not be converted to a mineral reserve. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. In particular, our estimates of rare earth and critical minerals at the Brook Mine are reported as in-place inferred resources. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have in the past pursued alternative strategies and initiatives outside the scope of our core metallurgical mining business that have not to date resulted in meaningful returns on our investment. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be the basis of an economically viable project, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted to mineral reserves.

This prospectus supplement also includes and incorporates by reference various statements regarding inferred mineral resources at the Brook Mine Property, which are derived, for the most part, from, and in some instances is an extract from, the initial assessment technical report summary prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K as well as a preliminary economic assessment completed by Fluor Corporation (“Fluor”) (and certain internal estimates). The estimates derived from the technical report summary are, in part, a function of the quality and quantity of available data at the time such report was prepared and are considered reasonable; however, the estimates should be accepted with the understanding that with additional data and analysis subsequent to the date of the report, the estimates may necessitate revision, which may be material. Similarly, Fluor’s preliminary economic assessment is based in part on information not within the control of Ramaco and entirely on information not within the control of Fluor. While it is believed that the information contained therein will be reliable under the conditions and subject to the limitations set forth therein, neither Ramaco nor Fluor guarantees the accuracy of completeness thereof.

Note Regarding the Brook Mine

No assurance can be made that prospects are reasonable for economically feasible extraction of rare earth minerals at this time. Work is currently ongoing. Economical viability is based in part on pricing provided by Ramaco, which is forward-looking and subject to a number of limitations. Actual pricing may be different than such assumptions, which could adversely impact the viability of the Brook Mine. In addition, statements regarding the proposed Brook Mine expansion and acceleration are based on a number of assumptions which are subject to limitations and may not be achieved.

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These assumptions include:

•        Life of mine projections include mining of the entire area of ownership, which includes both permitted an unpermitted area and the timing of each section of the mine is not currently known.

•        Timing for initial production and price decks are from the Fluor Preliminary Economic Assessment (and are based on models and assumptions made at the time of the completion of such analysis.

•        The timeline to production and expanded production are subject to obtaining all of the normal required federal, state and local permits and licenses and complying with all applicable regulatory requirements in the normal course of business as the project is designed and developed without encountering unforeseen or undue delays in the applicable permitting processes. The timing for the receipt of all required permits cannot be predicted at this stage in the development of the project.

•        Critical Mineral Oxide (CMO) production including mill throughput and feed grades are subject to further technical validation, including additional infill and step out drilling, geological modeling, mine planning, and metallurgical testing across the entire area of ownership.

•        Internal estimates for capital and operating costs were obtained by capacity factoring methods and have not been validated by an independent third-party engineer.

•        Mining fleet costs assume a mix of used and new equipment that are not currently owned by the Company and as such costs may fluctuate.

•        Availability of utilities and reagents is unconstrained and may not be available at the specific time of the Company’s requests to obtain.

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SUMMARY INFORMATION

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus supplement, including the sections entitled “Risk Factors” of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus supplement, and the exhibits to the registration statement of which this prospectus supplement is a part.

About Ramaco Resources, Inc.

We are a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock (collectively, our “common stock”) are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming, and we have begun the transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming.

We have four active metallurgical coal mining complexes in Central Appalachia and one development rare earth element and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, we announced that a major deposit of primary magnetic rare earth elements and critical minerals was discovered at our mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research facility and is developing both a rare earth element and critical mineral pilot processing facility expected to be followed with a full-scale commercial oxide processing facility.

Our Central Appalachian complexes include 66 million reserve tons of high-quality metallurgical coal and another 1,352 million measured and indicated resource tons of high-quality metallurgical coal. In addition, in the September 2025 Technical Report Summary of Weir International, Inc. (“Weir”), the Company’s Brook Mine was estimated to have an in-situ thermal coal resource of 170 million tons. Weir notes that the current estimate of the Brook Mine Resource Area in-place Critical Mineral Oxide tonnage is 1,392 thousand tons, with a grade that averages 498 ppm (ash-basis).

Our metallurgical coal development portfolio includes the following properties: Elk Creek, Berwind, Knox Creek, and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base. We sell this coal to North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers.

In June 2025, we initiated development of our rare earth element and critical mineral operations at the Brook Mine near Sheridan, Wyoming. That mine has initially begun to produce representative ore material for short-term pilot-scale testing of the feedstock with the goal of ultimately establishing its rare earth element mineral reserves and resources for processing at a full-scale commercial processing facility into rare earth element and critical mineral oxides.

Metallurgical Coal Strategy and Operating Priorities

We seek to increase stockholder value through sustained earnings growth, and cash flow generation by developing and operating our metallurgical coal properties and our rare earth elements and critical minerals property. We have 66 million reserve tons of high-quality metallurgical coal in West Virginia and Virginia with attractive quality characteristics across high-volatility and low-volatility segments and 1,352 million measured and indicated resource tons of high-quality metallurgical coal. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

With respect to our metallurgical coal portfolio, we plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting, and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Operationally, we are committed to being a low-cost U.S. producer of metallurgical coal. Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Financially, we are also committed to maintaining a conservative capital structure and prudently managing the business for the long term, with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis. The Company was in a net cash position as of September 30, 2025.

Depending on market conditions, we may purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

We remain focused on excellence in safety and environmental stewardship and are committed to complying with both regulatory requirements, as well as our own high standards for environmental responsibility and employee health and safety. We believe that business excellence is achieved through the pursuit of safe and responsible work practices.

Rare Earth Elements, Critical Minerals, and Advanced Carbon Initiatives

Our ongoing business development efforts are focused on the timely and prudent advancement of our rare earth elements and critical minerals operations, the establishment of associated processing facilities and the production of rare earth element minerals and coal-to-carbon based products and oxide materials.

We plan to target the processing and oxide production of a number of rare earth elements and critical minerals which include heavy magnetic rare earth elements like terbium and dysprosium and critical minerals like gallium, scandium, and germanium. All of these have been banned for export to the United States from China. These initiatives provide substantial growth opportunities in future periods.

In 2023, we announced the discovery of a major deposit of primary magnetic rare earth elements and critical minerals at our mine, the Brook Mine near Sheridan, Wyoming. The Brook Mine rare earth elements and critical minerals site has what we believe to be the largest unconventional deposit of rare earth elements and critical minerals discovered to date in the United States, as well as the first new rare earth elements mine in the United States in 70 years. We had a ribbon cutting at the Brook Mine in July 2025 celebrating the initial full scale mine production, and the overall development of this mine and oxide processing project is proceeding.

Since the July groundbreaking of the Brook Mine, we have rapidly moved to build on this momentum to transition into what we believe will be the nation’s first dual platform critical minerals company focused on both metallurgical coal and rare earth elements and critical minerals. We recently announced plans to upsize the level of the Brook Mine production to a base level of approximately five million tons of coal per year, from the previous two million tons per year, subject to obtaining relevant permits. This is expected to provide increased feedstock supply for ultimately greater annual oxide production levels of more than 3,400 tons per year, up from the previous level of approximately 1,240 tons per year. Contiguous to the Wyoming mine, we operate a carbon research and pilot facility called the iCAM Research Center which is related to the production of high value advanced carbon products and materials from coal. In connection with these activities, we hold a body of roughly 76 intellectual property patents and pending applications, exclusive licensing agreements and various trademarks.

To support the expansion of our rare earth elements and critical minerals operations, we plan to actively engage with federal and state officials to expand the existing approved Brook Mine permit covering roughly 4,500 acres to include our entire nearly 16,000 acres of control. Our commercial oxide processing facility will be similarly designed to increase its processing capacity and accommodate higher levels of oxide production.

Before advancing to a full-scale commercial plant, we will test various processes at a pilot facility being built at the Brook Mine site near our iCAM Research Center outside Sheridan. The pilot plant is expected to begin initial operation in mid-2026. We received a $6.1 million matching grant from the Wyoming Energy Authority’s Energy Matching Fund to be applied toward development of the pilot facility.

Based on pilot testing results, we expect to proceed to engineering and designing the full commercial oxide plant, with a construction period to be validated and updated upon the completion of the Pre-feasibility Study to be followed by a subsequent two-year shakedown period for the plant to be optimized to reach full steady-state capacity.

We will also continue advancing geological work to refine our understanding of the deposit, with targeted infill drilling to tighten spacing, enhance grade control, and improve resource classification. We are also engaged in expansion drilling outside the existing permit boundary and into deeper formations.

On September 18, 2025, we received a new geological Technical Report Summary from Weir, updated from the March 2025 study. As a result, management has undertaken a revised mine plan designed around a higher cutoff concentration grade for the Brook Mine deposit. The Brook Mine represents a geologically unique rare earth elements deposit located along the northwestern margin of the Powder River Basin. Stratigraphy in the area is steeply dipping and intersected by multiple fault and fracture systems, which likely facilitated secondary mobilization and concentration of rare earth elements via fluid flow, enriching favorable coal and associated carbonaceous materials. Given these factors, similar rare earth element grades are not expected to be repeatable elsewhere within the Powder River Basin.

While current drilling and core sampling have focused within our initial 4,500-acre permitted area, we control and own all coal and other minerals on an additional roughly 11,500 acres of contiguous land. Historic lithologic and wireline logs suggest these areas share similar geologic characteristics. Multiple high-grade assay results near the existing permit boundary reinforce the expectation that rare earth elements mineralization extends beyond the current permitted area.

To support our transition and growth plans, in early August 2025 we raised approximately $200 million from an offering of our Class A common stock (before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company). We believe this capital raise has positioned us to more effectively implement our evolution into a dual platform critical minerals company.

The timeline to production and expanded production for our rare earth elements and critical minerals initiatives is subject to obtaining all required federal, state, and local permits and licenses and complying with applicable regulatory requirements, as the project is designed and developed without encountering unforeseen delays. Critical mineral oxide production, including mill throughput and feed grades, is subject to further technical validation, including additional infill and step-out drilling, geological modeling, mine planning, and metallurgical testing. We intend to pursue these activities in parallel with our ongoing development plans to support the timely and prudent advancement of the Brook Mine and associated processing facilities.

Recent Developments

Concurrent Notes Offering and Capped Call Transactions

Concurrently with this offering, we are offering Notes in an aggregate principal amount of $300,000,000, plus up to an additional $45,000,000 aggregate principal amount of Notes that the Notes Underwriters have the option to purchase from us, solely to cover over-allotments. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes that we are offering in the Concurrent Notes Offering.

In connection with the pricing of the Notes, we expect to enter into privately negotiated capped call transactions with one or more of the Notes Underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted Notes upon any conversion of the Notes, as the case may be, with such reduction and/or offset subject to a cap. If the Notes Underwriters exercise their over-allotment option, then we expect to enter into additional capped call transactions with the option counterparties. In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the Notes, including with certain investors in the Notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes, any repurchase of the Notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock. See the section entitled “The Concurrent Notes Offering and Capped Call Transactions” for additional information.

Dividends

At the July 2025 Board meeting, the decision was made to suspend the Class A stock dividend. On August 22, 2025, the Board of Directors declared a quarterly Class B common stock dividend of $0.1918 per share on the Company’s Class B common stock. The third quarter dividend was paid on September 19, 2025, to shareholders of record on September 5, 2025 pursuant to which each holder of our Class B common stock received 0.011988 shares of Class B common stock for each share held.

Credit Agreement

On November 4, 2025, we entered into a fifth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fifth amendment to the Credit Agreement modifies the definitions section and certain covenants to permit the offering of the notes under the Credit Agreement, including by creating new definitions allowing permitted convertible indebtedness in an aggregate principal amount not to exceed $1,000,000,000 and to facilitate the capped call transactions described in this prospectus supplement.

Corporate Information

Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is https://ramacoresources.com/investors.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of the terms of the common stock, see “Description of Common Stock” in the accompanying prospectus. As used in this section, “we,” “our” and “us” refer to Ramaco Resources, Inc. and not to its subsidiaries.

Issuer:	Ramaco Resources, Inc.
Securities Offered:

The Underwriters are offering and selling short          shares of Class A common stock, $0.01 par value per share, of Ramaco Resources, Inc. borrowed from non-affiliate third parties to facilitate hedging transactions by certain investors (the “Convertible Arbitrage Investors”) subscribing to our         % convertible senior notes due 2031 (the “Notes”) in the Concurrent Notes Offering described below. No new shares of Class A common stock will be issued in this offering.

The number of shares of our Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes, and is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors in the Notes which are being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Class A common stock sold by the Underwriters in this offering will be borrowed from non-affiliate third parties and will be: (x) purchased by the Underwriters from certain Convertible Arbitrage Investors who have sold them short to the Underwriters in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equal notional amount.

Listing Symbol	METC
Initial Public Offering Price per share of Class A common stock:	$
Settlement:

            , 2025 (the “settlement date”), which is the second business day after the initial trade date for the shares of Class A common stock being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers of shares of Class A common stock sold short in this offering who wish to trade such shares of Class A Common Stock before the business day before the settlement date must, because the shares of Class A common stock initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Concurrent Notes Offering and Capped Call Transactions:

Concurrently with this offering, we are offering          % convertible senior notes due 2031 in an aggregate principal amount of $300,000,000 plus up to an additional $45,000,000 aggregate principal amount of Notes that the Notes Underwriters have the option to purchase from us, solely to cover over-allotments. In connection with the pricing of the Notes, we expect to enter into privately negotiated capped call transactions with one or more of the Notes Underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”).

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $           million (or approximately $           million if the Notes Underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $           million (or approximately $           million if the Notes Underwriters fully exercise their over-allotment option) of the net proceeds of the Concurrent Notes Offering to fund the cost of entering into the capped call transactions described below. We intend to use the remainder of the net proceeds of the Concurrent Notes Offering to fund the development of our rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. If the Notes Underwriters exercise their over-allotment option, then we intend to use a portion of the additional net proceeds of the Concurrent Notes Offering to fund the cost of entering into additional capped call transactions.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, we are offering in the Concurrent Notes Offering. See “The Concurrent Notes Offering and Capped Call Transactions” for additional information.

In connection with the pricing of the Notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted Notes upon any conversion of the Notes, as the case may be, with such reduction and/or offset subject to a cap. If the Notes Underwriters exercise their over-allotment option, then we expect to enter into additional capped call transactions with the option counterparties. In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the Notes, including with certain investors in the Notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the Notes.

This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes, any repurchase of the Notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock or the Notes.

Use of Proceeds:

We will not receive any proceeds from the short sale of shares of our Class A common stock by the Underwriters in this offering. Please see “Use of Proceeds.” No new shares of Class A common stock will be offered in this offering.

Underwriting:

The Underwriters for this offering, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of themselves and/or their affiliates, are offering and selling short          shares of our Class A common stock borrowed from non-affiliate third parties to facilitate hedging transactions by certain Convertible Arbitrage Investors subscribing for the Notes.

The number of shares of Class A common stock subject to this offering is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Class A common stock sold by the Underwriters in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the Underwriters from certain Convertible Arbitrage Investors who have sold them short to the Underwriters in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to our shares of Class A common stock through a derivative, in an equal notional amount, in each case, with a view for the Underwriters to initially offer the shares of our Class A common stock to the public at a price of $         per share of our Class A common stock and to subsequently offer the shares of our Class A common stock for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information.

Risk Factors:

Investing in shares of our Class A common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing.

RISK FACTORS

An investment in our Class A common stock involves significant risks, including the risks described below and in the accompanying prospectus, as well as those risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, which are incorporated by reference in this prospectus supplement in their entirety. Before purchasing our Class A common stock, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Class A common stock. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our results of operations and/or our future growth prospects could be materially and adversely affected. As a result, you could lose some or all of any investment you may have made or may make in our Company.

Risks Related to this Offering and the Concurrent Notes Offering

The offer and sale of our shares of Class A common stock in this offering, which such offer and sale are being executed to facilitate the initial hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes in the Concurrent Notes Offering, may have a negative effect on the market price of our Class A common stock.

In connection with the Concurrent Notes Offering,          shares of our Class A common stock are being offered by the Underwriters, on behalf of themselves and/or their affiliates pursuant to this prospectus supplement to facilitate hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes. We have been advised that the shares of Class A common stock sold by the Underwriters in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the Underwriters from certain Convertible Arbitrage Investors who have sold them short to the Underwriters in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to our shares of Class A common stock through a derivative, in an equal notional amount.

The number of shares of our Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes, and is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors in the Notes which are being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. It is possible, however, that investors in the Notes in the Concurrent Notes Offering may short sell additional shares of our Class A common stock shortly after the pricing of this offering. Such additional sales could have the effect of causing the market price of our shares of Class A common stock to be lower than it would have been absent such selling.

In addition, a portion of the shares of our Class A common stock sold short by the Underwriters in this offering will be sold to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equal notional amount. The Underwriters (and/or their affiliates) acting as dealer on such privately negotiated transactions may modify, enter into, or unwind additional privately negotiated transactions (including derivative transactions) and/or purchase or sell shares of our Class A common stock or other securities of ours in secondary market transactions at any time following the pricing of the Concurrent Notes Offering. For example, in connection with any cash settlement of any such derivative transaction, the dealer may purchase shares of our Class A common stock and Convertible Arbitrage Investors may sell shares of our Class A common stock, which could affect the trading price of our Class A common stock at the time. This offering and any privately negotiated transactions relating to our Class A common stock, including derivatives with the Underwriters and/or their affiliates could cause more sales of our Class A common stock while the Notes are outstanding than there would have been otherwise had we not consummated this offering.

The issuance of shares of our Class A common stock upon conversion of Notes will dilute the ownership interests of our stockholders and could depress the trading price of our Class A common stock.

Upon conversion of the Notes being offered in the Concurrent Notes Offering, we will satisfy part or all of our conversion obligations in shares of our Class A common stock, unless we elect to settle conversions solely in cash. The issuance of shares of our Class A common stock upon conversion of the Notes will dilute the ownership interests of our stockholders, which could depress the trading price of our Class A common stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our Class A common stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our Class A common stock, which could place further downward pressure on the trading price of our Class A common stock.

Hedging activity by investors in the Concurrent Notes Offering could depress the trading price of our Class A common stock.

While this offering is expected to initially facilitate the establishment of short positions in our Class A common stock by certain Convertible Arbitrage Investors to hedge the market risk of their investments in the Notes concurrently with, or shortly, after the pricing of the Concurrent Notes Offering, neither we nor the Underwriters (nor the Notes Underwriters) will control any transactions that investors in the Notes may enter into at any time, including purchases and sales of our Class A common stock. We expect that many investors in the Notes being offered in the Concurrent Notes Offering, including potential purchasers of the Notes following the Concurrent Notes Offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Class A common stock and adjust their short position over time while they continue to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our Class A common stock in lieu of, or in addition to, short selling shares of our Class A common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our Class A common stock.

Provisions in the indenture that will govern the Notes in the Concurrent Notes Offering could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Notes and the indenture that will govern the Notes in the Concurrent Notes Offering (the “indenture”) could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change of control events and the delisting of shares of our Class A common stock), then, investors of the Notes in the Concurrent Notes Offering will have the right to require us to repurchase their convertible Notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which will be defined in the indenture to include, among other events, fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the Notes. In either case, and in other cases, our obligations under the Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our Class A common stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the Notes being offered in the Concurrent Notes Offering for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness limits our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.

Investors in the Notes may, subject to a limited exception, require us to repurchase their Notes following a “fundamental change” (which will be defined in the indenture to include certain change-of-control events and the delisting of shares of our Class A common stock) at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding the fundamental change repurchase date. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless elect to settle conversions solely in shares of our Class A common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or pay any cash amounts due upon their maturity or conversion. Our failure to repurchase the Notes or pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture that will govern the Notes. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the Notes.

The accounting method for the Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Notes on our balance sheet, accruing interest expense for the Notes and reflecting the underlying shares of our Class A common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the Notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the Notes. As a result of this amortization, the interest expense that we expect to recognize for the Notes for accounting purposes will be greater than the cash interest payments we will pay on the Notes, which will result in lower reported income.

In addition, we expect that the shares underlying the Notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the Notes were converted solely into shares of our Class A common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their Notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the Notes in a manner that is significantly different than described above.

Non-U.S. holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A non-U.S. holder of the proceeds of a disposition of the shares of our Class A common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”). We believe that we currently are a USRPHC, and we expect to remain a USRPHC. Provided that we are and remain a USRPHC, so long as our Class A common stock continues to be regularly traded on an established securities market for United States federal income tax purposes, a non-U.S. holder will be subject to United States federal income tax on any gain on the disposition of shares of our Class A common stock not otherwise taxable only if such non-U.S. holder actually or constructively owns more than 5% of the outstanding shares of our Class A common stock at any time during the shorter of the five-year period ending on the disposition date or the non-U.S. holder’s holding period for the shares of Class A common stock. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of owning and disposing of shares of our Class A common stock. See “Material United States Federal Income Tax Considerations for Non-U.S. Holders.”

Risks Related to Our Rare Earth Elements and Critical Minerals Business

We do not currently have rare earth elements or critical mineral reserves, and our growth prospects may be adversely affected if we are unable to successfully develop the Brook Mine into a commercial scale mine. In addition, fluctuations in demand for, and prices of, rare earth elements and critical minerals may adversely impact our business and growth prospects.

As described in the initial assessment technical report summary for the Brook Mine prepared by Weir International, Inc., our estimates of rare earth elements and critical minerals are not reserves, and there is no certainty that any part of our estimated tonnage of such minerals will ever be converted into reserves. Rare earth elements and critical minerals are a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth element capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have in the past pursued alternative strategies and initiatives outside the scope of our core metallurgical mining business that have not to date resulted in meaningful returns on our investment. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth elements and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful.

Changes in the level of demand for, and the market price of (including taxes and other tariffs and fees imposed upon) rare earth elements and critical minerals could significantly affect our growth prospects, which depend in large part on our ability to successfully develop the Brook Mine into a producing mine. As is the case with any mining asset that is not yet in commercial production, there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. In particular, the prices for rare earth elements and critical minerals may fluctuate and are likely to be affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation, fluctuation in the relative value of the U.S. dollar against foreign currencies, shipping and other transportation and logistics costs, global and regional supply and demand for rare earth element minerals and products, potential industry trends and the political and economic conditions of countries that produce and procure rare earth elements and critical minerals. In addition, a future change in the U.S. federal administration could result in changing policies and priorities, including with respect to trade policy and tariffs, taxes and regulation generally, all of which may have a detrimental impact on the demand for rare earth elements and critical minerals and related products.

Furthermore, supply side factors may have a significant influence on price volatility for rare earth elements and critical minerals. Supply of rare earth elements and critical minerals is currently dominated by Chinese producers. The Chinese Central Government regulates production via export bans, quotas and looser environmental standards compared to other countries, and, to a lesser extent, regulation of imports, and has and may continue to change such export bans, production quotas, environmental standards, and import regulations. Over the past few years, there has been significant restructuring of the Chinese market in line with Chinese Central Government policy; however, periods of over-supply or speculative trading of rare earth elements and critical minerals can lead to significant fluctuations in the market price of such products. A prolonged or significant economic contraction in the U.S., China, or worldwide could put downward pressure on market prices of rare earth elements and critical minerals. Protracted periods of low prices for rare earth elements and critical minerals could significantly impact our growth prospects. Demand for rare earth elements and critical minerals may be impacted by demand for downstream products such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronics industries. By contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth elements and critical minerals’ supply and demand and ultimately to the broader markets. Strong rare earth elements and critical minerals prices may create economic pressure to identify or create alternate technologies that ultimately could depress long-term demand for rare earth element minerals and products, and at the same time may incentivize development of competing mining properties. Based on all of the above, we cannot provide assurance that rare earth elements and critical minerals can be mined or processed profitably, or that we will be able to successfully commercialize our rare earth elements and critical mineral mining capabilities.

An increase in the global supply of rare earth element products, dumping, predatory pricing and other anti-competitive tactics taken by our competitors may materially adversely affect our growth prospects and the price of our Class A common stock.

The pricing of and demand for rare earth element products is affected by a number of factors beyond our control, including the global macroeconomic environment and the global supply and demand for products that use rare earth elements and critical minerals. China accounts for the significant majority of global rare earth elements and critical mineral production and also dominates the manufacture of metals from rare earth elements, capabilities that are not currently present at scale in the U.S. Over the past few years, there has been significant restructuring of the Chinese rare earth element production industry, further centralizing control over production by state-owned enterprises. Chinese competitors may engage in predatory pricing or other behaviors designed to inhibit competition. Any increase in the amount of rare earth element products exported from China or other nations and increased competition may adversely affect our ability to develop Brook Mine into an economically feasible producing mine or, in the future, our ability to ultimately profitably recover and sell rare earth elements and critical minerals, which could adversely impact our growth prospects and the price of our Class A common stock. As a result of these factors, we may not be able to compete effectively against current and future competitors.

Chinese competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve, and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. If we are not able to achieve consistent product quality at our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance, and production costs, could have a material adverse effect on our growth prospects and the price of our Class A common stock.

Consolidation of the rare earth elements and critical minerals industry may result in increased competition.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships, or strategic relationships. We expect these trends to continue as demand for rare earth element materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we may have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. For example, in December 2021, China merged three state entities to establish the China Rare Earth Group Co. Ltd (“China Rare Earth Group”), that accounts for more than half of China’s heavy rare earth elements supplies. China Rare Earth Group has enhanced pricing power of key rare earth elements, such as dysprosium and terbium, which has brought changes to the global rare earth elements supply chain. These competitive pressures could have a material adverse effect on our growth prospects and the price of our Class A common stock.

Risks Related to Recent Tax Legislation

Changes in tax legislation could have an adverse impact on our cash tax liabilities, results of operations or financial condition.

The Tax Cuts and Jobs Act of 2017 (“TCJA”) reduced the U.S. corporate income tax rate from 35% to 21% and included certain other changes that resulted in a significant reduction of our income tax liability. The recently enacted One Big Beautiful Bill Act of 2025 (the “OBBBA”) extends many of the policies first enacted in the TCJA and introduces new rules that will impact our business. OBBBA provides for the temporary 2.5% Advanced Manufacturing Production Credit for metallurgical coal. The tax credit for metallurgical coal production is scheduled to terminate after December 31, 2029, limiting our ability to benefit from this incentive to a short window beginning in 2026. Other key provisions of OBBBA include, but are not limited to, (i) restoration of 100% bonus depreciation for qualified property (e.g., machinery and equipment) acquired and placed in service after January 19, 2025, repealing the TCJA’s phase-down that began in 2023, and deduction of domestic research and experimental expenditures in the current period, (ii) new bonus depreciation election allowing the immediate expensing of 100% of the cost basis of “qualified production property” (e.g., manufacturing facilities placed in service in the United States), if construction commences after January 19, 2025, and before January 1, 2029, and the asset is placed in service before January 1, 2031, and

(iii) favorable adjustments to the interest deduction rules by permanently restoring the pre-2022 deduction cap on interest expenses with respect to debt incurred in a trade or business to generally 30% of a taxpayer’s EBITDA (as opposed to 30% of EBIT, as required under prior law). The Inflation Reduction Act of 2022 (the “IRA”) added a variety of incentives to promote clean energy, many of which will be reduced or eliminated under the OBBBA. The IRA also added a new corporate alternative minimum tax of 15% on adjusted financial statement income and an excise tax on share buybacks, both of which remain in effect under the OBBBA. Congress could, in the future, revise or repeal those changes or enact other tax law changes, such as the elimination of tax preferences currently available with respect to coal exploration and development and the percentage depletion allowance. We are unable to predict whether any such changes will ultimately be enacted, but any such changes could have a material impact on our cash tax liabilities, results of operations or financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the short sale of the shares of our Class A common stock by the Underwriters in this offering. No new shares of Class A common stock will be issued in this offering.

THE CONCURRENT NOTES OFFERING AND CAPPED CALL TRANSACTIONS

Concurrently with this offering, we are offering         % convertible senior notes due 2031 (the “Notes”), in an aggregate principal amount of $300,000,000. We have granted the Notes Underwriters an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes in the Concurrent Notes Offering are first issued, up to an additional $45,000,000 principal amount of Notes solely to cover over-allotments.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $         million (or approximately $         million if the Notes Underwriters fully exercise their over-allotment option), after deducting the Notes Underwriters’ discounts and commissions and our estimated offering expenses. We intend to use approximately $         million (or approximately $         million if the Notes Underwriters fully exercise their over-allotment option) of the net proceeds to fund the cost of entering into the capped call transactions described below. We intend to use the remainder of the net proceeds of the Concurrent Notes Offering to fund the development of our rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes. If the Notes Underwriters exercise their over-allotment option, then we intend to use a portion of the additional net proceeds of the Concurrent Notes Offering to fund the cost of entering into additional capped call transactions.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.

The Notes will be our senior, unsecured obligations and will accrue interest at a rate of         % per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. The Notes will mature on November 1, 2031, unless earlier repurchased, redeemed or converted. Before August 1, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election. The initial conversion rate is          shares of Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $         per share of Class A common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture that will govern the Notes to include certain business combination transactions involving us, the delisting of our Class A common stock and the calling of the Notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. In the case of a make-whole fundamental change resulting from the calling of any Notes for redemption, the increased conversion rate, if any, will apply only to the Notes called (or deemed to be called) for redemption.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time we send the related redemption notice.

If a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change-of-control events and the delisting of our Class A common stock) occurs, then, subject to a limited exception, noteholders may require us to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the Notes, we expect to enter into privately negotiated capped call transactions with one or more of the Notes Underwriters or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to our Class A common stock upon any conversion of the Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted Notes upon any conversion of the Notes, as the case may be, with such reduction and/or offset subject to a cap. If the Notes Underwriters exercise their over-allotment option, then we expect to enter into additional capped call transactions with the option counterparties. In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to our Class A common stock concurrently with, or shortly after, the pricing of the Notes, including with certain investors in the Notes, and may unwind these derivative transactions and purchase shares of our Class A common stock following the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A common stock at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling shares of our Class A common stock or other securities of ours in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes, any repurchase of the Notes by us on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if we otherwise elect to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our Class A common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code (as defined herein) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (as described in Section 3(42) of ERISA or any applicable Similar Law) of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary is general in nature and does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the shares of common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•        whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•        whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•        whether the investment is permitted under the terms of the applicable documents governing the Plan; and

•        whether the acquisition or holding of the shares of common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “— Prohibited Transaction Issues” below) or a similar violation under any applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition or holding of shares of common stock by an ERISA Plan with respect to which the issuer, the underwriter, or a guarantor, or any affiliate of any of the foregoing, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a non-exempt violation of any applicable Similar Laws.

The foregoing discussion of certain implications under ERISA, the Code and applicable Similar Laws with respect to investment in our common stock by Plans is general in nature and is not intended to be complete in any respect, and is based on laws in effect on the date of this prospectus supplement. This discussion should not be construed as legal advice. Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of common stock. Purchasers of shares of common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below) that holds our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•        banks, insurance companies or other financial institutions;

•        tax-exempt or governmental organizations;

•        tax-qualified retirement plans;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•        dealers in securities or foreign currencies;

•        traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•        persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•        persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•        persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•        certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of such partnership and certain determinations made at the partner level. Accordingly, we urge partners in entities or arrangements treated as partnerships for U.S. federal income tax purposes considering the purchase of our Class A common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.

Distributions

Distributions of cash or other property on our Class A common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. See “— Gain on Sale or Other Taxable Disposition of Class A Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•        the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•        the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or

•        our Class A common stock constitutes a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we currently are a USRPHC, and we expect to remain a USRPHC. Provided that we are and remain a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. As long as we are and remain a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including dividends on our Class A common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A common stock would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. The preamble to the proposed U.S. Treasury regulations provides that taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our Class A common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the Underwriters of this offering, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of themselves and/or their respective affiliates will facilitate the hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes as described in this prospectus supplement.

The number of shares of Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes offered in the Concurrent Notes Offering and is expected to be no greater than the aggregate commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire. We have been advised that the shares of Class A common stock sold by the Underwriters in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by the Underwriters from certain Convertible Arbitrage Investors who have sold them short to the Underwriters in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between the Underwriters (and/or their affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equal notional amount, in each case, with a view for the Underwriters to initially offer part of the shares of our Class A common stock directly to the public at a price of $         per share of our Class A common stock and part to certain dealers at a price that represents a concession not in excess of $         per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the Underwriters. The offering of the shares of Class A common stock and the Concurrent Notes Offering are contingent upon one another. Also, the offering of the shares of Class A common stock by the Underwriters is subject to their receipt and acceptance of the shares being offered and subject to the Underwriters’ right to reject any order in whole or in part.

There can be no assurance that the Underwriters will sell any or all of the shares of our Class A common stock offered pursuant to this prospectus supplement, or the timing of any such sales.

We will pay to the Underwriters a fee of $         per share for the shares of Class A common stock sold by the Underwriters in this offering. We have also agreed to reimburse the Underwriters for certain of their expenses in an amount up to $        .

We and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters are serving as underwriters in the Concurrent Notes Offering. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, Goldman Sachs & Co. LLC is acting as exclusive structuring agent in connection with our initiative to establish a Strategic Critical Minerals Terminal at our Brook Mine facility in Wyoming and will receive customary fees in connection therewith. Furthermore, concurrently with this offering, the Underwriters and/or certain of their affiliates are expected to facilitate privately negotiated transactions with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, to facilitate such Convertible Arbitrage Investors’ hedging of their market price with respect to the Notes, which transactions are expected to be on customary market terms.

In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The Underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We, the Underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The Underwriters or agents may acquire long or short positions in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the Underwriters or agents. The Underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The Underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, also securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

See “Plan of Distribution” on page 8 of the accompanying base prospectus for more information.

Settlement

We expect to deliver the shares of Class A common stock in book-entry form through the facilities of The Depository Trust Company on or about         , 2025, which will be the second business day after the initial trade date for the shares of Class A common stock being offered hereby (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers of shares of Class A common stock sold short in this offering who wish to trade such shares of Class A common stock before the business day before the settlement date must, because the shares initially will settle T+2, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Selling Restrictions

Australia

This prospectus supplement and the accompanying prospectus:

•        do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•        have not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•        may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The Class A common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A common stock, you represent and warrant to us that you are an Exempt Investor.

As any offering of Class A common stock under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of settlement, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai (DIFC)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The Class A common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Class A common stock may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A common stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The shares of Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Class A common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.

Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)      a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)      a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

c)      to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

d)      where no consideration is or will be given for the transfer;

e)      where the transfer is by operation of law;

f)      as specified in Section 276(7) of the SFA; or

g)      as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

a)      to any person which is a professional client as defined under the FinSA; or

b)      in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Class A common stock shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of Class A common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of Class A common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

No shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of shares of Class A common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of shares shall require us or any representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of our Class A common stock offered by this prospectus will be passed upon for us by ArentFox Schiff LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) inferred mineral resources for the Brook Mine property, and technical report summaries incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, the Current Report on Form 8-K filed on May 12, 2025, and the Current Report on Form 8-K filed on September 18, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of Class A common stock being offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of Class A common stock being offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith and the accompanying base prospectus. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at https://ramacoresources.com/investors. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

•        our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 12, 2025; June 30, 2025, filed with the SEC on August 1, 2025; and September 30, 2025, filed with the SEC on October 28, 2025;

•        our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (Accession No. 0001104659-25-072699, other than Item 7.01 thereof); August 4, 2025 (other than Item 7.01 thereof); August 6, 2025; August 7, 2025, September 16, 2025 (other than Item 7.01 thereof); and September 18, 2025 (other than Item 7.01 thereof);

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

•        the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is https://ramacoresources.com/investors.

Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special stockholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Class A Common Stock
Class B Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights

We or any selling stockholder may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•        shares of Class A common stock, par value $0.01 per share;

•        shares of Class B common stock, par value $0.01 per share;

•        shares of our preferred stock, par value $0.01 per share;

•        depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•        debt securities;

•        warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

•        rights to purchase common stock.

We refer to the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights, collectively, as the “securities” in this prospectus. The specific terms of the securities will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. On August 4, 2025, the last reported sale price of our Class A common stock on the Nasdaq was $21.80 per share, and the last reported sale price of our Class B common stock on the Nasdaq was $13.84 per share.

_____________________

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 4 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is August 5, 2025

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Ramaco,” “we,” “our,” “us” and other similar pronouns refer to Ramaco Resources, Inc. and its subsidiaries on a consolidated basis.

This prospectus is part of an automatic “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we or any selling stockholder may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information in a prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

SUMMARY INFORMATION

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read this entire prospectus, any prospectus supplement, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus, including the sections entitled “Risk Factors” on page 4 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, the financial data and related notes and the other documents that we incorporate by reference into this prospectus, and the exhibits to the registration statement of which this prospectus is a part.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. Our 8.250% Senior Notes due 2030 (the “2030 Notes”) issued on July 31, 2025, in aggregate principal amount of $57 million, are listed on the Nasdaq Global Select Market under the symbol “METCI”. On August 1, 2025, the underwriters exercised the over-allotment option for an additional $8.0 million aggregate principal amount of 2030 Notes, resulting in a total of $65,000,000 aggregate principal amount of the 2030 Notes being issued. Our 8.375% Senior Notes due 2029 (the “2029 Notes”) are listed on the Nasdaq Global Select Market under the symbol “METCZ”. There was $57.5 million in aggregate principal amount of our 2029 Notes issued and outstanding as of March 31, 2025. Our 9.00% Senior Notes due 2026 (the “2026 Notes”), were listed on the Nasdaq Global Select Market under the symbol “METCL”, and were redeemed on August 4, 2025, with the proceeds received from the sale of the 2030 Notes. There was $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding as of March 31, 2025.

We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 66 million reserve tons and 1,352 million of measured and indicated resource tons of high-quality metallurgical coal.

Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials. As of June 2025, we have proceeded with mine development of our rare earth element and critical mineral Brook Mine near Sheridan, Wyoming. That mine will produce representative ore material for short term pilot-scale testing of the feedstock, with the goal of ultimately processing such material into rare earth and critical minerals oxides at a full-scale commercial processing facility.

We seek to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:

Developing and Operating Our Metallurgical Coal Properties.    We have 66 million reserve tons and 1,352 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

We plan to complete development of our existing properties and increase annual production over the next few years to as much as seven million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Being a Low-Cost U.S. Producer of Metallurgical Coal.    Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term.    We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.

Enhancing Coal Purchase Opportunities.    Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

Demonstrating Excellence in Safety and Environmental Stewardship.    We are committed to complying with both regulatory and our high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.

Advancing our Initiatives in Rare Earth Elements, Critical Minerals, and Advanced Carbon Products.    We are also focused on the development of rare earth elements and critical minerals, including gallium, scandium and germanium which were recently banned for export to the United States by China, as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities in future periods. We had a ribbon cutting at our carbon ore and rare earth mine, the Brook Mine, on July 11, 2025, and development of this mine and overall project is proceeding.

Credit Agreement

On August 5, 2025, we entered into a fourth amendment to the Second Amended and Restated Credit and Security Agreement dated February 15, 2023, by and among the Company, as borrower, KeyBank National Association (“KeyBank”) and multiple lending parties thereto (the “Credit Agreement”). This fourth amendment to the Credit Agreement removed all negative covenants relating to the issues of equity securities by the Company.

Corporate Information

Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ramacoresources.com/investors.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby or thereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find Additional Information” beginning on page 30 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our other filings with the SEC.

Forward-looking statements may include but are not limited to statements about:

•        identification and implementation of commercially feasible extraction processes, and establishment of pilot and production extraction facilities;

•        anticipated production levels, costs, sales volumes, and revenue;

•        timing and ability to complete major capital projects;

•        economic conditions in the metallurgical coal and steel industries generally;

•        expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•        the availability of the equipment and components necessary to construct our pilot and production extraction facilities;

•        estimated quantities or quality of our metallurgical coal reserves;

•        our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business;

•        maintenance, operating or other expenses or changes in the timing thereof;

•        the financial condition and liquidity of our customers;

•        competition in coal markets;

•        the price of metallurgical coal or thermal coal;

•        competition in REE and critical minerals mining and extraction markets;

•        the price of REEs and critical minerals;

•        compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•        potential legal proceedings and regulatory inquiries against us;

•        the impact of weather and natural disasters on plant construction, demand, production, and transportation;

•        purchases by major customers and our ability to renew sales contracts;

•        credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•        geologic, equipment, permitting, site access and operational risks and new technologies related to coal mining, REE and critical minerals mining and mining in general;

•        transportation availability, performance, and costs;

•        availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•        timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•        our ability to comply with certain debt covenants;

•        tax payments to be paid for the current fiscal year;

•        our expectations relating to dividend payments and our ability to make such payments;

•        the anticipated benefits and impacts of previous acquisitions;

•        risks related to Russia’s invasion of Ukraine and the international community’s response;

•        our ability to successfully pursue our rare earth element mining, processing, refining, and commercialization activities which is a type of mining we have not previously pursued;

•        whether the estimates of rare earth oxides in the deposits in our Brook Mine are realized and whether we are ever able to establish rare earth resources or reserves;

•        risks related to weakened global economic conditions and inflation;

•        risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets; and

•        other risks identified in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of metallurgical coal and critical mineral and rare earth assets. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, including those described under the heading “Risk Factors” included in our Annual Report on Form 10-K, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement and speak only as of the date of this prospectus. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, funding future investments, making capital expenditures and funding working capital. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods.

Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us for indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We or any selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than Class A common stock or Class B common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or any selling stockholder for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

SELLING STOCKHOLDERS

Information about any selling stockholder, where applicable, will be set forth in the applicable prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights that we or any selling stockholder may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Delaware law and our amended and restated certificate of incorporation (or certificate of incorporation) and amended and restated bylaws (or bylaws). See “Where You Can Find Additional Information.”

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws. The full text of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are incorporated by reference herein. For a complete description of the rights and preferences of our securities, the Company urges you to read its Second Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws and the applicable provisions of Delaware law.

Class A Common Stock

Voting Power

Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Preemptive or Other Rights

The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. Our certificate of incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Class B Common Stock

Voting Power

Holders of shares of Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class B common stock do not have cumulative voting rights in the election of directors.

Dividends

Our intention is for holders of shares of our Class B common stock to ratably receive a quarterly dividend tied to the financial performance of the CORE Assets, subject to the discretion of our Board, the requirements of applicable law, any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class B common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock. Holders of shares of our Class B common stock will not have any specific rights with respect to the CORE Assets.

Other Matters

Our Second Amended and Restated Certificate of Incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•        the transaction is approved by the Board before the date the interested stockholder attained that status;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•        on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and our bylaws, each as amended, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•        establishes advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•        provides that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        provides our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•        provides that the authorized number of directors may be changed only by resolution of the Board;

•        provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•        provides that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•        provides that special meetings of our stockholders may only be called by the Board, the chief executive officer or the chairman of the board;

•        provides for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•        provides that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown Partners LLC (“Yorktown”) and Energy Capital Partners Mezzanine, LLC (“ECP” and together with Yorktown, the “Sponsors”) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•        provides that our bylaws can be amended by the Board.

Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•        any derivative action or proceeding brought on our behalf;

•        any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•        any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•        any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•        for any breach of their duty of loyalty to us or our stockholders;

•        for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•        for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•        for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into and intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that are in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as our transfer and distribution agent and registrar for our shares of common stock.

Listing

Our Class A common stock and Class B common stock are listed on the Nasdaq under the symbols “METC” and “METCB,” respectively.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.

We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Class A common stock and Class B common stock.

Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Class A common stock or Class B common stock or otherwise be in the best interest of the holders thereof.

Terms

Our certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•        the designation of the class and/or series of preferred stock;

•        the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•        the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•        the date from which dividends on the preferred stock shall accumulate, if applicable;

•        the procedures for any auction and remarketing, if any, for the preferred stock;

•        the provision for a sinking fund, if any, for the preferred stock;

•        the provision for redemption, if applicable, of the preferred stock;

•        any listing of the preferred stock on any securities exchange;

•        the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our Class A common stock or Class B common stock, including the conversion price or manner of calculation thereof;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•        whether interests in the shares of preferred stock will be represented by depositary shares;

•        any limitations on ownership and restrictions on transfer;

•        any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•        a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•        any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Delaware law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the provisions described below.

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or a fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into Class A common stock or Class B common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Class A common stock or Class B common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•        all outstanding depositary shares to which it relates have been redeemed or converted; or

•        the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued either (i) pursuant to our existing indenture, dated as of July 13, 2021, as amended, modified or supplemented, between us and Wilmington Savings Fund Society, FSB, as trustee (“existing indenture”) or (ii) pursuant to a subordinated debt indenture that we will enter into with Wilmington Savings Fund Society, FSB, as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we or any selling stockholder may offer under this prospectus, we will describe the particular terms of any debt securities that we or any selling stockholder may offer in more detail in a prospectus supplement (and any free writing prospectus).

We have incorporated by reference our existing indenture and will file a form of our new subordinated debt indenture as an exhibit to a prospectus supplement. We use the term “indentures” to refer collectively to our existing indenture and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture to be filed as an exhibit to a prospectus supplement to this registration statement, as it may be supplemented, amended or modified from time to time, as well as our existing indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our existing indenture and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

•        title;

•        principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•        any limit on the amount that may be issued;

•        whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•        maturity date;

•        principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•        whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•        annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•        terms of the subordination of any series of subordinated debt;

•        place where payments will be payable;

•        restrictions on transfer, sale or other assignment, if any;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•        provisions for a sinking fund, purchase or other analogous fund, if any;

•        date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•        whether the indenture will restrict our ability or the ability of our subsidiaries to:

•        incur additional indebtedness;

•        issue additional securities;

•        create liens;

•        pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•        redeem capital stock;

•        place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•        make investments or other restricted payments;

•        sell or otherwise dispose of assets;

•        enter into sale-leaseback transactions;

•        engage in transactions with shareholders or affiliates;

•        issue or sell stock of our subsidiaries; or

•        effect a consolidation or merger;

•        whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•        a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•        information describing any book-entry features;

•        procedures for any auction or remarketing, if any;

•        whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•        denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•        if other than dollars, the currency in which the series of debt securities will be denominated; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we or any selling stockholder may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•        if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•        if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•        if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•        if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•        the direction so given by the holder is not in conflict with any law or the applicable indenture, nor would it subject the trustee to a risk of liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

•        the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•        the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

•        the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•        to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•        to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•        to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•        to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

•        to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

•        to secure any series of security;

•        to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

•        to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•        extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

•        reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities;

•        impair the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable; or

•        modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•        register the transfer or exchange of debt securities of the series;

•        replace stolen, lost or mutilated debt securities of the series;

•        maintain paying agencies; and

•        hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities.

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

•        register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form to be filed as an exhibit to a prospectus supplement, and our existing indenture, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock, Class B common stock, preferred stock or depositary shares and may issue warrants independently or together with Class A common stock, Class B common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We may issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•        the title of such warrants;

•        the aggregate number of such warrants;

•        the price or prices at which such warrants will be issued;

•        the type and number of securities purchasable upon exercise of such warrants;

•        the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•        the date, if any, on and after which such warrants and the related securities will be separately transferable;

•        the price at which each security purchasable upon exercise of such warrants may be purchased;

•        the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•        the minimum or maximum amount of such warrants that may be exercised at any one time;

•        information with respect to book-entry procedures, if any;

•        any anti-dilution protection;

•        a discussion of certain material U.S. federal income tax considerations; and

•        any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock or Class B common stock. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•        the date for determining the stockholders entitled to the rights distribution;

•        the aggregate number of shares of Class A common stock or Class B common stock purchasable upon exercise of such rights and the exercise price;

•        the aggregate number of rights being issued;

•        the date, if any, on and after which such rights may be transferable separately;

•        the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•        any special U.S. federal income tax consequences; and

•        any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, ArentFox Schiff, Washington, D.C., will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information regarding estimated quantities and quality of our proven and probable coal reserves as well as our Rare Earth Element (REE) exploration target for the Brook Mine property, and technical report summaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, and the Current Report on Form 8-K filed on May 12, 2025, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ramaco Resources, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at https://ramacoresources.com/investors/. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus and the registration of which this prospectus is a part the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•        our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

•        our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 12, 2025 and June 30, 2025, filed with the SEC on August 1, 2025;

•        our Current Reports on Form 8-K filed with the SEC on March 18, 2025; April 21, 2025 (other than Item 7.01 thereof); May 12, 2025 (other than Items 2.02 and 7.01 thereof); June 27, 2025; July 23, 2025 (other than Item 2.02 thereof); July 24, 2025; July 29, 2025; July 31, 2025 (the first Current Report filed on such date only, other than Item 7.01 thereof), and August 4, 2025 (other than Item 7.01 thereof);

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

•        the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, including any amendments or reports filed for the purposes of updating this description, including the Form 8-A/A on June 15, 2023 and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, including any amendments or reports filed for the purposes of updating this description, including the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023, and Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

In addition to accessing the above information through the SEC’s website at www.sec.gov, we will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, telephone number (859) 244-7455.

Shares

Class A Common Stock

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Goldman Sachs & Co. LLC	Morgan Stanley

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Prospectus Supplement

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, 2025